Exhibit 99.1

FOR IMMEDIATE RELEASE

STORE Capital to be Acquired by GIC and Oak Street in $14 Billion Transaction

STORE Capital Stockholders to Receive $32.25 Per Share in Cash

Scottsdale, AZ, Singapore, and Chicago, IL – September 15, 2022 – STORE Capital Corporation (NYSE: STOR, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, and GIC, a global institutional investor in partnership with Oak Street, a Division of Blue Owl, one of the largest net lease investors, today announced that they have entered into a definitive agreement under which GIC and funds managed by Oak Street will acquire STORE Capital in an all-cash transaction valued at approximately $14 billion.

Under the terms of the definitive merger agreement, STORE Capital stockholders will receive $32.25 per share in cash, which represents a premium of 20.4% to STORE Capital’s closing stock price as of September 14, 2022 and a premium of 17.8% to the 90-day volume weighted average stock price through that date.

“This all-cash transaction delivers a meaningful premium that provides immediate and certain value for our stockholders in a challenging market environment, while positioning the Company, its customers and its partners for continued success,” said Tawn Kelly, Chairman of the Board of Directors of STORE Capital. “I would like to extend my thanks to the entire Board and management team for their hard work during this process, and for their unwavering commitment to acting in the best interests of our stockholders.”

“We are pleased to partner with GIC and Oak Street to deliver what we believe is an excellent outcome for our stockholders,” said Mary Fedewa, President and Chief Executive Officer of STORE Capital. “This opportunity is an endorsement, by two leading real estate investors with significant access to capital, of the strength of our platform, our experienced leadership team and our disciplined investment approach. We look forward to continuing to grow and support our customers.”

“As one of the largest dedicated U.S. net lease real estate companies in a nearly US$4 trillion-dollar market, STORE Capital is a strong addition to GIC’s diverse portfolio of U.S. real estate investments,” said Adam Gallistel, Head of Americas Real Estate, GIC. “We are confident the Company will continue its trajectory of accretive growth by meeting the demand for long-term financing solutions from middle market U.S. companies. We look forward to working closely with STORE Capital and our partners at Oak Street to grow this platform over the long term.”

“As a global long-term investor, GIC seeks to invest in best-in-class businesses with strong long-term growth potential,” said Lee Kok Sun, Chief Investment Officer of Real Estate, GIC. “We are thrilled to lead this investment in STORE Capital given its impressive cash flow profile, long-weighted average lease term and highly diversified portfolio with strong rent coverage.”

“We are extremely excited to invest together with a like-minded and thoughtful partner in GIC,” said Marc Zahr, President of Oak Street. “We believe the STORE Capital platform complements Oak Street’s exposure to the triple-net industry and our focus on sale-leasebacks. The potential scale of this combination and partnership can deliver one of the most diversified, unique and long dated net lease platforms across the globe.”

Timing and Approvals

The transaction, which was unanimously approved by the STORE Capital Board of Directors, is expected to close in the first quarter of 2023, subject to approval by STORE Capital’s stockholders and the satisfaction of certain other customary closing conditions. The closing of the transaction is not subject to any financing conditions.

The definitive merger agreement includes a 30-day “go-shop” period that will expire on October 15, 2022, which permits STORE Capital and its representatives to actively solicit and consider alternative acquisition proposals. There can be no assurance that this process will result in a superior proposal, and the Company does not intend to disclose developments with respect to the go-shop process unless and until it determines such disclosure is appropriate or is otherwise required.

Under the terms of the definitive merger agreement, STORE Capital will declare and pay its third quarter cash dividend in the ordinary course. Thereafter, the Company has agreed to suspend payment of any further regular quarterly dividends through the closing.

Subject to and upon completion of the transaction, STORE Capital’s common stock will no longer be listed on the New York Stock Exchange.

Advisors

Evercore and Goldman Sachs & Co. LLC are acting as financial advisors to STORE Capital, and DLA Piper LLP (US) is acting as its legal counsel. Eastdil Secured Advisors LLC and Citigroup Global Markets Inc. are acting as financial advisors to GIC and Oak Street. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to GIC and Kirkland & Ellis LLP is acting as legal counsel to Oak Street.

About STORE Capital

STORE Capital is an internally managed net-lease REIT that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 3,000 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

About GIC

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC takes a long-term, disciplined approach to investing, and is uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. The firm’s long-term approach, multi-asset capabilities, and global connectivity enable them to be an investor of choice. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries. Further information is available at https://www.gic.com.sg.

About Oak Street, a Division of Blue Owl

Oak Street, a division of Blue Owl, is a real estate investment firm focused on acquiring properties net-leased to investment grade and creditworthy tenants. Oak Street specializes in providing flexible capital solutions to a variety of organizations including corporations, healthcare systems, universities and government entities. Oak Street has $16.6 billion in assets under management as of June 30, 2022. Blue Owl is a global alternative asset manager with $119 billion in assets under management as of June 30, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients.

Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. For more information, please visit us at www.blueowl.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.storecapital.com or by contacting the Company’s Investor Relations by email at info@storecapital.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on April 14, 2022, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s, GIC’s and Oak Street’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, GIC and Oak Street, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the risk that the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s, GIC’s and Oak Street’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company, GIC and Oak Street disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, as updated by the Company’s subsequent periodic reports filed with the SEC.

Contacts

STORE Capital

Matthew Sherman / Jon Keehner / Kara Brickman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

GIC

Katy Conrad

212-856-2407

Matthew Sherman / Jon Keehner / Kara Brickman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Oak Street

David Wells / Nick Theccanat

Prosek Partners

Pro-blueowl@prosek.com